Exhibit 3.44

Printer-Friendly Form View Sec. 183.0202 Wis. Stats.

State of Wisconsin
Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:

Article 1.	Name of the limited liability company:

HGI Graphics, LLC

Article 2.	The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3.	Name of the initial registered agent:

Craig C. Faust

Article 4.	Street address of the initial registered office:

700 Blackhawk Drive
P.O. Box 9
Burlington, WI 53105
United States of America

Article 5.	Management of the limited liability company shall be vested in:

A manager or managers

Article 6.	Name and complete address of each organizer:

Joshua A. Agen
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
United States of America

Other Information.	This document was drafted by:

Joshua A. Agen

Organizer Signature:

Joshua A. Agen

Date & Time of Receipt:

9/10/2008 11:29:06 AM

RECEIVED
SEP 24 2008
WISCONSIN
DFI

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF
HGI GRAPHICS, LLC

1.        The present limited liability company name, prior to any change effected by this amendment, is: HGI Graphics, LLC.

2.        Article 1 of the limited liability company’s Articles of Organization, filed in the office of the Wisconsin Department of Financial Institutions, is amended to read in its entirety as follows:

Article 1. Name of the limited liability company: All American Graphics, LLC

3.        The foregoing amendment to the articles of organization was adopted by the vote required by Section 183.0404(2) of the Wisconsin Statutes.

Dated as of the 24th day of September, 2008.

HGI GRAPHICS, LLC

By:	/s/ Craig C. Faust
Craig C. Faust
Manager

This document was drafted by and, after filing, should be returned to Mark T. Plichta at Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

RECEIVED
FEB – 6 2009
WISCONSIN
DFI

ARTICLES OF AMENDMENT
TO
ARTICLES OF ORGANIZATION
OF
ALL AMERICAN GRAPHICS, LLC

1.             The present limited liability company name, prior to any change effected by this amendment, is: All American Graphics, LLC.

2.             Article 1 of the limited liability company’s Articles of Organization, filed in the office of the Wisconsin Department of Financial Institutions, is amended to read in its entirety as follows:

Article 1. Name of the limited liability company: Tempt, LLC

3.             The foregoing amendment to the articles of organization was adopted by the vote required by Section 183.0404(2) of the Wisconsin Statutes.

Dated as of the 31 day of January, 2009.

ALL AMERICAN GRAPHICS, LLC

By:	/s/ Craig C. Faust
Craig C. Faust
Manager

This document was drafted by and, after filing, should be returned to Joshua A. Agen at Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

DO NOT STAPLE Sec. 183.0203 Wis. Stats.	State of Wisconsin Department of Financial Institutions Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers, organizers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A.            The present limited liability company name (prior to any change effected by this amendment) is: Tempt, LLC

(Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 5 shall be amended to state:

“Management of the limited liability company shall be vested in a member or member(s)”

STATE OF WISCONSIN
FILED
NOV 25 2014
DEPARTMENT OF
FINANCIAL INSTITUTIONS

B.            Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2), Wis. Stats.

C. Executed on	November 24, 2014	/s/ Jennifer J. Kent
	(Date)	(Signature)

Title: ☒ Member OR ☐ Manager	Quad/Graphics Commercial & Specialty LLC, sole
member of Tempt, LLC
(Select and mark ☒ the appropriate title)	By: Jennifer J. Kent, Secretary
(Printed name)

This document was drafted by	Natalie Neals
(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504(R02/14)